------------------------------------------------------------------


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   ---------

                                   Form 8-K

                                CURRENT REPORT

               Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

                                 -------------

       Date of Report (Date of earliest event reported) November 15, 2000

                                   CULP, INC.

            (Exact name of registrant as specified in its charter)


        North Carolina                  0-12781                56-1001967

 (State or other jurisdiction    (Commission File No.)       (IRS Employer
       of incorporation)                                  Identification No.)



                             101 South Main Street
                       High Point, North Carolina  27260
                   (Address of principal executive offices)
                                (336) 889-5161
             (Registrant's telephone number, including area code)





         (Former name or former address, if changed since last report)





-------------------------------------------------------------------

Item 5. Other Events

See attached Press Release (3 pages) and Financial Information Release (9 pages), both dated November 15, 2000, related to the fiscal 2001 second quarter ended October 29, 2000.

Forward  Looking  Information.  This  Report  contains  statements  that  may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Such statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the Company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Because of the significant percentage of the Company's sales derived from international shipments, strengthening of the U. S. dollar against other currencies could make the Company's products less competitive on the basis of price in markets outside the United States. Additionally, economic and political instability in international areas could affect the demand for the Company's products.



                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CULP, INC.
                                    (Registrant)


                              By:    Phillip W. Wilson
                                     Vice President and
                                     Chief Financial Officer






Dated:   November 15, 2000

FOR IMMEDIATE RELEASE

                      CULP REPORTS SECOND QUARTER EARNINGS

HIGH POINT, N. C. (Nov. 15, 2000) - Culp, Inc. (NYSE: CFI) today reported results for the second quarter of its 2001 fiscal year.

      For the three months ended October 29, 2000, Culp reported net sales of $111.0 million compared with $129.5 million a year ago. The company reported net income for the quarter of $342,000, or $0.03 per share diluted, compared with net income of $3.2 million, or $0.27 per share diluted, in the year-earlier period.

      The results for the second quarter brought net sales for the first half of fiscal 2001 to $212.9 million compared with $245.5 million a year ago. The company reported a net loss for the first half of $1.4 million, or $0.13 per share diluted, compared with net income of $4.8 million, or $0.39 per share diluted, in the year-earlier period.

      Robert G. Culp, III, chief executive officer, commented, "We had expected a profit recovery for the second fiscal quarter, and our results represent a definite improvement from the first three months. We are encouraged by the overall placements that we had at the most recent industry trade show, but the benefit to Culp will depend importantly on the strength of retail sales during the important holiday marketing period for the furniture and bedding offered with Culp-manufactured fabrics and ticking. The relatively high consumer confidence and employment levels are positive measures; but retail demand remains sluggish, especially in the promotional categories of the home furnishings market, and the strength of the dollar against other currencies is having an adverse impact on our international sales.

     "Our sales of fabrics to customers outside the United States during the second quarter were down 26% from a year ago. The wide geographic breadth of our international business makes it difficult to generalize about any economic trends that may be affecting our business. Customer feedback endorses the appeal of our designs, and we believe that the long-term dynamics driving demand in these markets remain favorable. The current strength in the U.S. dollar, however, is a significant factor that is likely to cause a further drop in our international sales in both the third and fourth quarters. We have taken steps to reduce expenses related to this portion of our business. These actions involved severance costs in the second period, but the resulting savings will benefit subsequent periods."

      Culp added, "The current weakness in international sales makes us especially cautious about the outlook for our results over the remainder of this fiscal year. The combination of that trend and the seasonal decline in net sales normally experienced in the third fiscal quarter may cause us to report a modest net loss for the third period. We expect to close the year on a profitable note in the final quarter, but are uncertain at this time whether the expected improvement in the fourth period will leave us in the black for the year as a whole. Through the first half, we generated $21.2 million in cash from operations and used $16.8 million to reduce debt and payables related to capital expenditures. Although a strategic objective is to reduce our debt further, we are committing the funds necessary to maintain modern, efficient manufacturing capacity and effective information systems. We remain confident about Culp's fundamental competitive position and believe that our capacity and breadth of lines are especially important attributes within an industry that is continuing to consolidate at all levels."

      Culp, Inc. is one of the world's largest marketers of upholstery fabrics for furniture and is a leading marketer of mattress ticking for bedding. The Company's fabrics are used principally in the production of residential and commercial furniture and bedding products.

      This release contains statements that may be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Such statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Because of the significant percentage of the company's sales derived from international shipments, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Additionally, economic and political instability in international areas could affect the demand for the company's products.





                                   CULP, INC.
                         Condensed Financial Highlights
                                  (Unaudited)

                                                   Three Months Ended
                                             -------------------------------
                                               October 29,       October 31,
                                                  2000              1999
                                             --------------    -------------
Net sales                                    $  110,981,000    $ 129,542,000
Net income                                   $      342,000    $   3,160,000
Net income per share:
  Basic                                      $         0.03    $        0.27
  Diluted                                    $         0.03    $        0.27
Average shares outstanding:
  Basic                                          11,209,000       11,749,000
  Diluted                                        11,270,000       11,868,000


                                                    Six Months Ended
                                             -------------------------------
                                               October 29,       October 31,
                                                  2000              1999
                                             --------------    -------------
Net sales                                    $  212,859,000    $ 245,479,000
Net income (loss)                            $  (1,414,000)    $   4,757,000
Net income (loss) per share:
  Basic                                      $       (0.13)    $        0.40
  Diluted                                    $       (0.13)    $        0.39
Average shares outstanding:
  Basic                                          11,209,000       11,906,000
  Diluted                                        11,282,000       12,044,000

                                      - END -

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                    CONSOLIDATED STATEMENTS OF INCOME (LOSS)
 FOR THE THREE MONTHS AND SIX MONTHS ENDED OCTOBER 29, 2000 AND OCTOBER 31, 1999

                (Amounts in Thousands, Except for Per Share Data)

                                                               THREE MONTHS ENDED (UNAUDITED)
                                          --------------------------------------------------------------------------
                                                    Amounts                                     Percent of Sales
                                          ----------------------------                     ---------------------------
                                          October 29,    October 31,      % Over
                                              2000           1999         (Under)             2001          2000
                                          -------------  -------------  ------------       -------------  ------------
Net sales                              $       110,981        129,542       (14.3) %             100.0 %       100.0 %
Cost of sales                                   94,094        105,835       (11.1) %              84.8 %        81.7 %
                                          -------------  -------------  ------------       -------------  ------------
        Gross profit                            16,887         23,707       (28.8) %              15.2 %        18.3 %

Selling, general and
  administrative expenses                       13,491         16,035       (15.9) %              12.2 %        12.4 %
                                          -------------  -------------  ------------       -------------  ------------
        Income from operations                   3,396          7,672       (55.7) %               3.1 %         5.9 %

Interest expense                                 2,285          2,484        (8.0) %               2.1 %         1.9 %
Interest income                                    (15)           (16)       (6.3) %              (0.0)%        (0.0)%
Other expense (income), net                        575            416        38.2  %               0.5 %         0.3 %
                                          -------------  -------------  ------------       -------------  ------------
        Income before income taxes                 551          4,788       (88.5) %               0.5 %         3.7 %

Income taxes  *                                    209          1,628       (87.2) %              37.9 %        34.0 %
                                          -------------  -------------  ------------       -------------  ------------
        Net income                     $           342          3,160       (89.2) %               0.3 %         2.4 %
                                          =============  =============  ============       =============  ============

Net income per share                             $0.03          $0.27       (88.9) %
Net income per share, assuming dilution          $0.03          $0.27       (88.9) %
Dividends per share                             $0.035         $0.035         0.0  %
Average shares outstanding                      11,209         11,749        (4.6) %
Average shares outstanding, assuming dilution   11,270         11,868        (5.0) %



                                                                SIX MONTHS ENDED (UNAUDITED)
                                          --------------------------------------------------------------------------
                                                    Amounts                                     Percent of Sales
                                          ----------------------------                     ---------------------------
                                          October 29,    October 31,      % Over
                                              2000           1999         (Under)             2001          2000
                                          -------------  -------------  ------------       -------------  ------------
Net sales                              $       212,859        245,479       (13.3) %             100.0 %       100.0 %
Cost of sales                                  181,798        201,360        (9.7) %              85.4 %        82.0 %
                                          -------------  -------------  ------------       -------------  ------------
        Gross profit                            31,061         44,119       (29.6) %              14.6 %        18.0 %

Selling, general and
  administrative expenses                       27,269         31,073       (12.2) %              12.8 %        12.7 %
                                          -------------  -------------  ------------       -------------  ------------
        Income from operations                   3,792         13,046       (70.9) %               1.8 %         5.3 %

Interest expense                                 4,608          4,900        (6.0) %               2.2 %         2.0 %
Interest income                                    (22)           (33)      (33.3) %              (0.0)%        (0.0)%
Other expense (income), net                      1,316            971        35.5  %               0.6 %         0.4 %
                                          -------------  -------------  ------------       -------------  ------------
        Income (loss) before income taxes       (2,110)         7,208      (129.3) %              (1.0)%         2.9 %

Income taxes  *                                   (696)         2,451      (128.4) %              33.0 %        34.0 %
                                          -------------  -------------  ------------       -------------  ------------
        Net income (loss)              $        (1,414)         4,757      (129.7) %              (0.7)%         1.9 %
                                          =============  =============  ============       =============  ============

Net income (loss) per share                     ($0.13)         $0.40      (132.5) %
Net income (loss) per share, assuming dilution  ($0.13)         $0.39      (133.3) %
Dividends per share                              $0.07          $0.07         0.0  %
Average shares outstanding                      11,209         11,906        (5.9) %
Average shares outstanding, assuming dilution   11,282         12,044        (6.3) %


 * Percent of sales column is calculated as a % of income (loss) before income taxes.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                           CONSOLIDATED BALANCE SHEETS
              OCTOBER 29, 2000, OCTOBER 31, 1999 AND APRIL 30, 2000
                                    Unaudited

                             (Amounts in Thousands)

                                                              Amounts                         Increase
                                            -------------------------------------            (Decrease)
                                                 October 29,        October 31,   -----------------------------  * April 30,
                                                    2000              1999           Dollars        Percent         2000
                                            -------------------  --------------  --------------    -----------   ----------
Current assets
       Cash and cash investments            $               744             790            (46)       (5.8)%          1,007
       Accounts receivable                               63,991          69,749         (5,758)       (8.3)%         75,223
       Inventories                                       72,967          78,234         (5,267)       (6.7)%         74,471
       Other current assets                              11,003           8,865          2,138        24.1 %         10,349
                                             -------------------  --------------  --------------    -----------   ----------
                 Total current assets                   148,705         157,638         (8,933)       (5.7)%        161,050

Restricted investments                                        0           1,085         (1,085)     (100.0)%              0
Property, plant & equipment, net                        120,023         124,318         (4,295)       (3.5)%        126,407
Goodwill                                                 49,176          50,571         (1,395)       (2.8)%         49,873
Other assets                                              5,406           5,064            342         6.8 %          5,548
                                             -------------------  --------------  --------------    -----------   ----------

                 Total assets               $           323,310         338,676        (15,366)       (4.5)%        342,878
                                             ===================  ==============  ==============    ===========   ==========



Current liabilities
       Current maturities of long-term debt $             1,678           1,678              0         0.0 %          1,678
       Accounts payable                                  30,351          38,427         (8,076)      (21.0)%         37,287
       Accrued expenses                                  22,404          22,947           (543)       (2.4)%         22,108
       Income taxes payable                                   0           1,786         (1,786)     (100.0)%              0
                                             -------------------  --------------  --------------    -----------   ----------
                 Total current liabilities               54,433          64,838        (10,405)      (16.0)%         61,073


Long-term debt                                          125,079         133,875         (8,796)       (6.6)%        135,808

Deferred income taxes                                    17,459          14,583          2,876        19.7 %         17,459
                                             -------------------  --------------  --------------    -----------   ----------
                 Total liabilities                      196,971         213,296        (16,325)       (7.7)%        214,340

Shareholders' equity                                    126,339         125,380            959         0.8 %        128,538
                                             -------------------  --------------  --------------    -----------   ----------
                 Total liabilities and
                 shareholders' equity      $            323,310         338,676        (15,366)       (4.5)%        342,878
                                             ===================  ==============  ==============    ===========   ==========

Shares outstanding                                       11,209          11,320           (111)       (1.0)%         11,209
                                             ===================  ==============  ==============    ===========   ==========


*  Derived from audited financial statements.

                                   CULP, INC.
                         FINANCIAL INFORMATION RELEASE
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE SIX MONTHS ENDED OCTOBER 29, 2000 AND OCTOBER 31, 1999
                                    Unaudited
                             (Amounts in Thousands)

                                                                                 SIX MONTHS ENDED
                                                                         --------------------------------
                                                                                    Amounts
                                                                          -----------------------------
                                                                           October 29,    October 31,
                                                                              2000            1999
                                                                          --------------  -------------
Cash flows from operating activities:
     Net income (loss)                                                $         (1,414)         4,757
     Adjustments to reconcile net income (loss) to net
        cash provided by operating activities:
           Depreciation                                                         10,043          9,516
           Amortization of intangible assets                                       798            798
           Changes in assets and liabilities:
               Accounts receivable                                              11,232            754
               Inventories                                                       1,504        (11,164)
               Other current assets                                               (654)           768
               Other assets                                                        241           (186)
               Accounts payable                                                   (859)         7,937
               Accrued expenses                                                    296          1,921
               Income taxes payable                                                  0          1,786
                                                                          --------------  -------------
                  Net cash provided by operating activities                     21,187         16,887
                                                                          --------------  -------------
Cash flows from investing activities:
     Capital expenditures                                                       (3,659)       (10,524)
     Purchases of restricted investments                                             0            (27)
     Purchase of investments to fund deferred compensation liability              (200)             0
     Sale of restricted investments                                                  0          2,282
                                                                          --------------  -------------
                  Net cash used in investing activities                         (3,859)        (8,269)
                                                                          --------------  -------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt                                        0          5,333
     Principal payments on long-term debt                                      (10,729)       (11,770)
     Change in accounts payable-capital expenditures                            (6,077)         4,803
     Dividends paid                                                               (785)          (822)
     Payments to acquire common stock                                                0         (5,901)
     Proceeds from common stock issued                                               0             20
                                                                          --------------  -------------
                  Net cash used in financing activities                        (17,591)        (8,337)
                                                                          --------------  -------------

Increase (decrease) in cash and cash investments                                  (263)           281

Cash and cash investments at beginning of period                                 1,007            509
                                                                          --------------  -------------
Cash and cash investments at end of period                           $             744            790
                                                                          ==============  =============

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL ANALYSIS
                                OCTOBER 29, 2000

                                        FISCAL 00                         FISCAL 01
                                      ------------   ----------------------------------------------------   --------------
                                          Q2              Q1           Q2           Q3           Q4            LTM (5)
                                      ------------   ----------------------------------------------------   --------------
INVENTORIES
       Inventory turns                         5.5             4.7          5.1

RECEIVABLES
       Days sales in receivables                49              49           52
       Percent current & less than 30
         days past due                        96.7%           91.5%       94.7%

WORKING CAPITAL
       Current ratio                           2.4             3.2          2.7
       Working capital turnover (4)            4.4             4.3          4.2
       Operating working capital (4)      $109,556        $108,509     $106,607

PROPERTY, PLANT & EQUIPMENT
       Depreciation rate                      7.8%            8.0%         7.9%
       Percent property, plant &
         equipment are depreciated           49.1%           51.1%        52.6%
       Capital expenditures                $22,559 (1)      $2,289       $1,370

PROFITABILITY
       Return on average total capital        7.3%          (0.3%)         2.7%                                       3.6%
       Return on average equity              10.0%          (5.5%)         1.1%                                       2.5%
       Net income (loss) per share           $0.27         ($0.16)        $0.03                                      $0.28
       Net income (loss) per share (diluted) $0.27         ($0.16)        $0.03                                      $0.28

LEVERAGE (3)
       Total liabilities/equity             170.1%          157.4%       155.9%
       Funded debt/equity                   107.2%          108.3%       100.3%
       Funded debt/capital employed          51.7%           52.0%        50.1%
       Funded debt                        $134,468        $136,828     $126,757
       Funded debt/EBITDA (LTM) (6)           3.08            3.46         3.59
       EBITDA/Interest expense, net (LTM)      4.6             4.2          3.8

OTHER
       Book value per share                 $11.08          $11.28       $11.27
       Employees at quarter end              3,962           3,722        3,623
       Sales per employee (annualized)    $129,000        $108,000     $121,000
       Capital employed (3)               $259,848        $263,218     $253,096
       Effective income tax rate             34.0%           34.0%        37.9%
       EBITDA (2)                          $12,412          $5,114       $8,203                                    $35,150
       EBITDA/net sales                       9.6%            5.0%         7.4%                                       7.7%

  (1) Expenditures for entire year.
  (2) Earnings before interest, income taxes, and depreciation & amortization.
  (3) Long-term debt, funded debt and capital employed are all net of restricted investments.
  (4) Working capital for this calculation is accounts receivable, inventories and accounts payable.
  (5) LTM represents "Latest Twelve Months"
  (6) EBITDA includes capitalized interest and pro forma amounts for acquisitions.


                    CULP, INC. FINANCIAL INFORMATION RELEASE
                            SALES BY SEGMENT/DIVISION
 FOR THE THREE MONTHS AND SIX MONTHS ENDED OCTOBER 29, 2000 AND OCTOBER 31, 1999

                           (Amounts in thousands)

                                                       THREE MONTHS ENDED (UNAUDITED)
                                    ---------------------------------------------------------------------
                                            Amounts
                                    ------------------------                    Percent of Total Sales
                                     October 29,  October 31,     % Over       --------------------------
Segment/Division                       2000         1999          (Under)         2001          2000
---------------------------------   -----------  -----------   --------------  -----------   ------------
Upholstery Fabrics
    Culp Decorative Fabrics      $      46,792       56,897      (17.8) %        42.2 %        43.9 %
    Culp Velvets/Prints                 32,073       41,783      (23.2) %        28.9 %        32.3 %
    Culp Yarn                            4,134        4,358       (5.1) %         3.7 %         3.4 %
                                    -----------  -----------   --------------  -----------   ------------
                                        82,999      103,038      (19.4) %        74.8 %        79.5 %

Mattress Ticking
    Culp Home Fashions                  27,982       26,504        5.6  %        25.2 %        20.5 %
                                    -----------  -----------   --------------  -----------   ------------
                               * $     110,981      129,542      (14.3) %       100.0 %       100.0 %
                                    ===========  ===========   ==============  ===========   ============


                                                        SIX MONTHS ENDED (UNAUDITED)
                                    ---------------------------------------------------------------------
                                            Amounts
                                    ------------------------                    Percent of Total Sales
                                     October 29,  October 31,      % Over      --------------------------
 Segment/Division                       2000         1999          (Under)        2001          2000
---------------------------------   -----------  -----------   --------------  -----------   ------------
Upholstery Fabrics
    Culp Decorative Fabrics      $      88,325      107,413      (17.8) %        41.5 %        43.8 %
    Culp Velvets/Prints                 62,147       77,992      (20.3) %        29.2 %        31.8 %
    Culp Yarn                            7,453        8,487      (12.2) %         3.5 %         3.5 %
                                    -----------  -----------   --------------  -----------   ------------
                                       157,925      193,892      (18.6) %        74.2 %        79.0 %

Mattress Ticking
    Culp Home Fashions                  54,934       51,587        6.5  %        25.8 %        21.0 %
                                    -----------  -----------   --------------  -----------   ------------
                               * $     212,859      245,479      (13.3) %       100.0 %       100.0 %
                                    ===========  ===========   ==============  ===========   ============


* U.S. sales were $87,022 and $97,216 for the second quarter of fiscal 2001 and fiscal 2000, respectively; and $169,312 and $189,340 for the six months of fiscal 2001 and fiscal 2000, respectively. The percentage decrease in U.S. sales was 10.5% for the second quarter and a decrease of 10.6% for the six months.


                    CULP, INC. FINANCIAL INFORMATION RELEASE
                     INTERNATIONAL SALES BY GEOGRAPHIC AREA
 FOR THE THREE MONTHS AND SIX MONTHS ENDED OCTOBER 29, 2000 AND OCTOBER 31, 1999

                             (Amounts in thousands)

                                                         THREE MONTHS ENDED (UNAUDITED)
                                    --------------------------------------------------------------------------
                                              Amounts
                                    -----------------------------                   Percent of Total Sales
                                     October 29,    October 31,      % Over       ----------------------------
       Geographic Area                  2000            1999         (Under)          2001            2000
-------------------------------     --------------  -------------  ------------   -------------    -----------
North America (Excluding USA)  $            9,556          9,912      (3.6) %           39.9 %         30.7 %
Europe                                      1,807          6,069     (70.2) %            7.5 %         18.8 %
Middle East                                 5,489          8,960     (38.7) %           22.9 %         27.7 %
Far East & Asia                             5,590          5,357       4.3  %           23.3 %         16.6 %
South America                                 279            630     (55.7) %            1.2 %          1.9 %
All other areas                             1,238          1,398     (11.4) %            5.2 %          4.3 %
                                    --------------  -------------  ------------   -------------    -----------
                               $           23,959         32,326     (25.9) %          100.0 %        100.0 %
                                    ==============  =============  ============   =============    ===========


                                                          SIX MONTHS ENDED (UNAUDITED)
                                    --------------------------------------------------------------------------
                                              Amounts
                                    -----------------------------                   Percent of Total Sales
                                     October 29,    October 31,      % Over       ----------------------------
       Geographic Area                  2000            1999         (Under)        2001            2000
-------------------------------     --------------  -------------  ------------   -------------    -----------
North America (Excluding USA)  $           17,951         17,588       2.1  %           41.2 %         31.3 %
Europe                                      3,259          8,998     (63.8) %            7.5 %         16.0 %
Middle East                                10,532         15,952     (34.0) %           24.2 %         28.4 %
Far East & Asia                             8,826          9,666      (8.7) %           20.3 %         17.2 %
South America                                 585          1,250     (53.2) %            1.3 %          2.2 %
All other areas                             2,394          2,685     (10.8) %            5.5 %          4.8 %
                                    --------------  -------------  ------------   -------------    -----------
                               $           43,547         56,139     (22.4) %          100.0 %        100.0 %
                                    ==============  =============  ============   =============    ===========


International  sales,  and the  percentage of total sales,  for each of the last five fiscal years  follows:  fiscal  1996-$77,397  (22%);  fiscal  1997-$101,571
(25%);  fiscal  1998-$137,223  (29%);  fiscal  1999-$113,354  (23%);  and fiscal
2000-$111,104  (23%).  International  sales for the second  quarter  represented
21.6%  and 25.0% for 2001 and  2000,  respectively.  Year-to-date  international
sales   represented   20.5%  and  22.9%  of  total  sales  for  2001  and  2000, respectively.

                                   Culp, Inc.
                   SALES BY SEGMENT/DIVISION - TREND ANALYSIS
                              1999 vs 2000 vs 2001

                             (Amounts in thousands)

                                                     Fiscal 1999                                       Fiscal 2000
                                   -------------------------------------------------     -------------------------------------------
       Segment/Division                Q1       Q2         Q3        Q4      TOTAL          Q1      Q2       Q3       Q4     TOTAL
-------------------------------    --------  --------   --------   -------  -------      -------  -------  -------  -------  -------
Upholstery Fabrics
    Culp Decorative Fabrics          51,445    59,573     50,520    60,520  222,058       50,516   56,897   49,654   56,130  213,197
    Culp Velvets/Prints              29,994    38,728     34,949    40,402  144,073       36,209   41,783   34,050   39,501  151,543
    Culp Yarn                         6,596     6,367      4,088     4,462   21,513        4,129    4,358    4,274    4,809   17,570
                                   -------------------------------------------------     -------------------------------------------
                                     88,035   104,668     89,557   105,384  387,644       90,854  103,038   87,978  100,440  382,310

Mattress Ticking
    Culp Home Fashions               22,632    23,491     22,536    26,781   95,440       25,083   26,504   25,203   28,979  105,769
                                   -------------------------------------------------     -------------------------------------------
                                    110,667   128,159    112,093   132,165  483,084      115,937  129,542  113,181  129,419  488,079
                                   =================================================     ===========================================


                   Percent increase(decrease) from prior year:

       Segment/Division
-------------------------------
Upholstery Fabrics
    Culp Decorative Fabrics            29.2       4.9       (5.4)      0.6      5.7        (1.8)   (4.5)    (1.7)   (7.3)    (4.0)
    Culp Velvets/Prints               (21.9)    (11.8)     (20.6)    (10.3)   (15.9)       20.7     7.9     (2.6)   (2.2)     5.2
    Culp Yarn                         100.0     100.0      437.2     (37.3)   173.1       (37.4)  (31.6)     4.5     7.8    (18.3)
                                   -------------------------------------------------     -------------------------------------------
                                       12.6       3.9       (8.8)     (6.2)    (0.5)        3.2    (1.6)    (1.8)   (4.7)    (1.4)

Mattress Ticking
    Culp Home Fashions                  6.3       5.7       11.2      13.9      9.3        10.8    12.8     11.8     8.2     10.8
                                   -------------------------------------------------    -------------------------------------------
                                       11.2       4.3       (5.4)     (2.7)     1.3         4.8     1.1      1.0    (2.1)     1.0
                                   =================================================     ===========================================

     Overall Growth Rate

Internal (without acquisitions)        (4.6)     (0.9)      (8.5)     (2.7)    (4.1)        4.8     1.1      1.0    (2.1)     1.0
External                               15.8       5.2        3.1         -      5.4           -       -        -       -        -
                                   -------------------------------------------------     -------------------------------------------
                                       11.2       4.3       (5.4)     (2.7)     1.3         4.8     1.1      1.0    (2.1)     1.0
                                   =================================================     ===========================================

                                   Culp, Inc.
                   SALES BY SEGMENT/DIVISION - TREND ANALYSIS
                              1999 vs 2000 vs 2001

                             (Amounts in thousands)

                                                   Fiscal 2001
                                    ----------------------------------------------
       Segment/Division                Q1          Q2          Q3      Q4    TOTAL
-------------------------------     --------    -------   -------  ------- -------
Upholstery Fabrics
    Culp Decorative Fabrics          41,533      46,792                     88,325
    Culp Velvets/Prints              30,074      32,073                     62,147
    Culp Yarn                         3,319       4,134                      7,453
                                    ----------------------------------------------
                                     74,926      82,999                    157,925

Mattress Ticking
    Culp Home Fashions               26,952      27,982                     54,934
                                    ----------------------------------------------
                                    101,878     110,981                    212,859
                                    ==============================================


       Segment/Division
-------------------------------
Upholstery Fabrics
    Culp Decorative Fabrics           (17.8)     (17.8)                     (17.8)
    Culp Velvets/Prints               (16.9)     (23.2)                     (20.3)
    Culp Yarn                         (19.6)      (5.1)                     (12.2)
                                    ----------------------------------------------
                                      (17.5)     (19.4)                     (18.6)

Mattress Ticking
    Culp Home Fashions                  7.5        5.6                        6.5
                                   ----------------------------------------------
                                      (12.1)     (14.3)                     (13.3)
                                   ===============================================

     Overall Growth Rate

Internal (without acquisitions)       (12.1)     (14.3)                     (13.3)
External                                  -          -                          -
                                   ===============================================
                                      (12.1)     (14.3)                     (13.3)
                                   ===============================================

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
 for the three and six month periods ended October 29, 2000 and October 31, 1999

INCOME STATEMENT COMMENTS

     GENERAL - For the second quarter, net sales decreased 14.3% to $111.0 million compared to the same quarter of fiscal 2000; and the company reported net income of $342,000, or $0.03 per share diluted (based on 11,270,000 average shares outstanding) versus $0.27 per share diluted (based on 11,868,000 average shares outstanding). For the first six months of fiscal 2001, net sales decreased 13.3% to $212.9 million, and the company reported a net loss of $1.4 million, or $0.13 per share diluted (based on 11,282,000 average shares outstanding), versus net income of $4.8 million, or $0.39 per share diluted (based on 12,044,000 average shares outstanding during the period), a year ago.

      The company's strategic plan encompasses several competitive initiatives:

     Broad Product Offering - continuing to market one of the broadest product lines in upholstery fabrics and mattress ticking. Through its extensive manufacturing capabilities, the company competes in every major category except leather;

     Diverse Global Customer Base - maintaining a diverse, global customer base. The company has long-standing relationships with most major upholstery furniture manufacturers. One customer accounted for approximately 10% of net sales during the second quarter of fiscal 2001. Ownership of the resources in the home furnishings industry is becoming increasingly concentrated, and the company is seeking to increase its business further with existing customers. Culp is also pursuing opportunities in other end-use markets in addition to U.S. residential furniture, such as bedding, international, commercial furniture and juvenile furniture;

     Design Innovation - continuing to invest in personnel and other resources for the design of upholstery fabrics and ticking with appealing patterns and textures. An integral component of the value Culp provides to customers is supplying fabrics that are fashionable and match current consumer preferences. The company's principal design resources are consolidated in a single facility that has advanced CAD systems and promotes a sharing of innovative designs among the divisions;

     Vertical Integration - operating as a vertically integrated manufacturer and taking advantage of economies that can be gained by producing the raw material components that are used in the manufacture of its products; and

     Additional Acquisitions - investing in selective acquisitions complementary to existing segments.

     NET SALES - Compared with the second quarter of fiscal 2000, upholstery fabric sales decreased 19.4% to $83.0 million and mattress ticking sales increased 5.6% to $28.0 million (See Sales by Segment/Division schedule on Page 5 and Sales by Segment/Division - Trend Analysis on Page 7). International sales were down 25.9% for the quarter and 22.4% for the first six months.

     The company had expected that results for the second quarter would be down from the year-earlier period but would represent an improvement compared with the first quarter. Key factors influencing the year-to-year comparisons were further increases in the relative strength of the dollar, which affects Culp's sales to customers outside the United States, and a continued weakness in consumer spending on home furnishings, especially in the promotional price category. Also affecting the promotional price category was the bankruptcy of a major furniture retailer which impacted the domestic demand for upholstered furniture. The decline in sales of upholstery fabrics was offset in part by increased sales from Culp Home Fashions (primarily mattress ticking). Culp's growth in mattress ticking continues to be driven by the introduction of new designs and fabric constructions as well as the advantages of the company's vertical integration.

     Sales in the company's third fiscal quarter are typically lower than in the second period due to holidays and scheduled, seasonal plant shutdowns. Based on that historical pattern and current trends, the company believes that it may report a loss in the third quarter. The trend in results over the remainder of this fiscal year will be determined by a number of factors including the overall trend in consumer spending on home furnishings and the fluctuation of the dollar relative to other currencies.

     GROSS PROFIT - Gross profit declined 28.8% for the second quarter versus a year ago and decreased as a percentage of net sales from 18.3% to 15.2%. The decline was due principally to lower sales volume for the period which led to unfavorable cost variances in the company's upholstery fabrics operation. The company has taken steps to lower expenses by consolidating certain operations and reducing personnel, but these actions were not sufficient to offset the impact of the significantly lower sales.

     SG&A EXPENSES - SG&A expenses for the second quarter decreased as a percentage of sales from 12.4% to 12.2%. The dollar amount of these expenses declined 15.9% from a year ago, reflecting the company's actions to reduce expenses and the fact that a portion of these expenses is variable based on the level of sales. Partially offsetting these reductions are higher severance costs.

     INTEREST EXPENSE - Interest expense of $2.3 million for the second quarter was down slightly from $2.5 million in the prior year due to slightly lower average borrowings.

     OTHER EXPENSE (INCOME), NET - Other expense (income) for the second quarter totaled $575,000 compared with $416,000 in the prior year. The increase is principally due to lower investment income on assets related to the company's nonqualified deferred compensation plan.

     INCOME TAXES - The effective tax rate for the six months was 33.0% versus 34.0% in the year-earlier period.

     EBITDA - Due principally to the lower earnings for the period, EBITDA for the second quarter decreased 34% to $8.2 million from $12.4 million in the prior year.

  BALANCE SHEET COMMENTS

     WORKING CAPITAL - Accounts receivable as of October 29, 2000 decreased 8.3% from the year-earlier level, due principally to the lower sales for the period. Days sales outstanding increased to 52 days at October 29, 2000 compared with 49 a year ago. The aging of accounts receivable was 94.7% current and less than 30 days past due versus 96.7% a year ago. Inventories at the close of the second quarter decreased 6.7% from a year ago. Inventory turns for the second quarter were 5.1 versus 5.5 for the year-earlier period. Operating working capital (comprised of accounts receivable, inventory and accounts payable) was $106.6 million at October 29, 2000, down from $109.6 million a year ago.

     PROPERTY, PLANT AND EQUIPMENT - During fiscal 2000 the company's capital spending increased to $22.6 million compared with $10.7 million in the prior year. The level of capital spending in fiscal 2001 is budgeted to be approximately $16 million. Spending through the first half totaled $3.7 million. Depreciation for fiscal 2001 is estimated to be $20.5 million.

     LONG-TERM DEBT - The company's funded debt-to-capital ratio was 50.1% at October 29, 2000 compared with 51.7% a year ago. Funded debt was $126.8 million at October 29, 2000 compared with $134.5 million a year ago. Funded debt equals long-term debt, including current maturities, less restricted investments, which represent unspent IRB funds.

STOCK REPURCHASE

     In separate authorizations in June 1998, March 1999, September 1999 and December 1999, the Board of Directors authorized the use of a total of $20.0 million to repurchase the company's common stock. Over the past two fiscal years, the company has invested $12.2 million to repurchase a total of 1.8 million shares. No purchases were made during the first six months of fiscal 2001.